                                                                    EXHIBIT 23.6


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of The Titan Corporation (File Numbers 33-4041, 33-9570, 33-12119, 33-15680,
33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919, 333-10965,
333-30947, 333-57651, 333-66149, 333-47633, 333-66147, 333-67341, 333-68621,
333-90133, 333-90139, 333-35102 and 333-35274, as amended, as applicable), of our report dated May 28, 1999 (except Note 9, as to which the date is September 22, 1999), with respect to the financial statements of Assist Cornerstone Technologies, Inc. for the three years ended December 31, 1998, included in the Form 8-K/A Amendment Two of The Titan Corporation dated January 24, 2000 and our report dated February 11, 2000, with respect to the financial statements of Assist Cornerstone Technologies, Inc. for the period ended December 12, 1999, included in the Form 8-K of The Titan Corporation dated April 17, 2000.

                                             /s/ Ernst & Young LLP

Salt Lake City, Utah
July 5, 2000